Exhibit 10.11

ASSIGNMENT

                WHEREAS, we, ____________________(hereinafter “ASSIGNOR”), have invented, and are the joint owners of, ____________________ having certain novel features and various configurations disclosed and claimed in United States patent application _________________ filed ___________, referred to as the “the Application”; and

                WHEREAS, Electromed, Inc. (hereinafter “ASSIGNEE”), a corporation organized and existing under and by virtue of the laws of the State of Minnesota, and having its principal place of business at 502 Sixth Avenue NW, New Prague, Minnesota, is desirous of acquiring the entire interest in the invention and the Application and in any improvements thereto;

                NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASSIGNOR by these presents does sell, assign and transfer unto ASSIGNEE, its successors, assigns and legal representatives, the full and exclusive right to the invention as described in the aforesaid Application and to any and all patents, registrations, and the like, resulting from the Application, in the United States and all foreign countries, together with the right of priority under the International Convention for the Protection of Industrial Property, Inter-American Convention Relating to Patents, Designs and Industrial Models, and any other international agreements to which the United States adheres, and hereby authorize and request the Commissioner for Patents to issue to ASSIGNEE Letters Patent on the pending Application for the sole use and benefit of ASSIGNEE, its successors, assigns and legal representatives,

                AND HEREBY AGREES to transfer a like interest upon request of ASSIGNEE, its successors, assigns and legal representatives, and without further remuneration, in and to any improvements and applications for patents based thereon, growing out of or relating to the invention; and to provide all reasonable assistance and execute any papers deemed essential by ASSIGNEE, its successors, assigns and legal representatives, to ASSIGNEE’s full protection and title to the invention hereby transferred,

                AGREEING, FURTHERMORE, upon request of ASSIGNEE, and without further remuneration, to execute any and all papers desired by ASSIGNEE for the filing and granting of foreign applications and the perfecting of title thereto in ASSIGNEE.

                EXECUTED this _____ day of __________________________________________.

Schedule of Patent Assignments Made Pursuant to Form of Assignment

Assignment of Patent Application #11,594,014 from Lonnie J. Helgeson and Michael W. Larson, issued as patent #7,713,219.
Assignment of Patent Application #11,906,793 from Lonnie J. Helgeson and Michael W. Larson.
Assignment of Patent #5,453,087 from Craig N. Hansen.
Assignment of Patent #5,569,170 from Craig N. Hansen.
Assignment of Patent #6,254,556 from Craig N. Hansen and George E. McNamara.
Assignment of Patent #6,547,749 from Craig N. Hansen.
Assignment of Patent #6,676,614 from Craig N. Hansen and Lonnie J. Helgeson.
Assignment of Patent #7,278,978 from Craig N. Hansen and Lonnie J. Helgeson.
Assignment of Patent #7,374,550 from Craig N. Hansen and Lonnie J. Helgeson.
Assignment of Patent #7,537,575 from Craig N. Hansen and Lonnie J. Helgeson.
Assignment of Patent #D456,591 from Craig N. Hansen.
Assignment of Patent #D461,897 from Craig N. Hansen and Lonnie J. Helgeson.
Assignment of Patent #D469,876 from Craig N. Hansen and Lonnie J. Helgeson.
Assignment of Patent #D478,989 from Craig N. Hansen and Lonnie J. Helgeson.
Assignment of Patent #D547,718 from Lonnie J. Helgeson and Michael W. Larson.
Assignment of Patent #D585,991 from Lonnie J. Helgeson and Michael W. Larson.